UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )

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Check the appropriate box:

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Pfizer Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ON APRIL 11, 2022, THE FOLLOWING FORM OF EMAIL WAS SENT TO CERTAIN PFIZER INC. SHAREHOLDERS.

From: Investor Insights

Subject: Mark Your Calendars for April 28

For Pfizer, 2021 was a watershed year that demonstrated the power of science. The company had a wide-reaching global impact with its medicines and vaccines. The upcoming 2022 Annual Meeting of Shareholders provides an opportunity for current Pfizer shareholders, and others who are interested, to hear from Pfizer leadership about the company’s strategy, financial performance and more.

Shareholders can learn more here about the 2022 Annual Meeting taking place on April 28th https://bit.ly/3Jo4rPP.

We will continue to share more about Pfizer in the coming weeks and months.

Sincerely,
Investor Insights